Exhibit 10.22.2

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Note: The information designated by a bracketed asterisk [*] has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

AMENDMENT OF

MEMORANDUM OF AGREEMENT

YEARS 2004-2005

BASESTOCK SUPPLY AGREEMENT (effective as of June 27, 2001)

For valuable consideration, the above-referenced agreement (herein “Agreement”) shall be and it is hereby amended as follows:

1.	Section 1., VOLUME/MIX, is amended so as to provide, in its entirety, as follows:

“Except as hereinafter provided, Buyer shall be obligated to purchase from Seller, and Seller shall be obligated to sell to Buyer, (i) 75,000 tons (2,000 lbs/ton), total, of the grades listed in Schedule 1 of this Amendment, in Agreement Year 2004 and (ii) 40,000 tons, total, of the grades listed in Schedule 1 of this amendment, in Agreement Year 2005. The volumes set forth above are hereinafter referred to as the “Annual Volume(s).”

“Buyer’s purchases of the Opaque Grades listed in Schedule 1, shall be limited to not more than 25% of the Annual Volume in Agreement Year 2004 and 2005.

“Except as hereinafter provided or from time-to-time agreed by the parties, Buyer will purchase and Seller will make available the Annual Volume utilizing a level load pattern of equal monthly volumes. Adjustments for scheduled “Holiday Downs” will be planned and agreed to in advance. Buyer shall have the ability to alter volumes by plus or minus ten percent (10%) per calendar quarter provided that Buyer shall have given Seller notice, of its intention to alter said volumes, at least 90 days prior to the beginning of the calendar quarter in question. Seller will provide any additional tonnage at the same terms as stated in this Agreement. Each quarterly option of Buyer to alter volumes shall be limited to plus or minus ten percent (10%). If Buyer does not elect to alter volumes by plus or minus ten percent (10%) in any given quarter, such option to elect shall not carry over and/or be available in addition to the 10% volume alteration option available in the following quarter. If Buyer does elect to alter volumes by plus or minus ten percent (10%) in any given quarter, Annual Volume requirements under this Agreement shall be adjusted accordingly.

“Additionally, Buyer agrees to purchase product (on or before January 1, 2005), per section 7 below, required to bring the consignment inventory to 10% of the

Annual Volume agreed to for the 2005 Agreement Year. Any year-end purchases made by Buyer to adjust the consignment inventory shall be in addition to the Buyer’s Annual Volume commitment.

2.	Section 3., Grade Mix, is amended by deleting the last sentence and substituting the following sentence:

“All grades represented in Schedule 1 of this Amendment are considered qualified grades for purposes of meeting the Annual Volume requirements under this Agreement.”

3.	Section 4., Payment Terms, is amended so as to read, in its entirety, as follows:

Terms are two percent (2%) discount if paid via electronic fund transfer to Seller’s financial institution (if capable), within the time periods specified in Schedule 3 to this Agreement; otherwise, the discount shall be one percent (1%) if paid within 20 days from date of invoice, net 30 days. Except as provided in Section 7 hereof, title shall be deemed transferred at time of shipment or, as the case may be, release from the “consignment” inventory.

4.	Section 6., TERM, is amended by deleting the first sentence and substituting the following two sentences therefor:

“This Agreement is effective as of December 28, 2003 and extends for one fiscal year beyond the current Amendment, thereby ending on January 2, 2006. As utilized herein, the term “Agreement Year” refers to a fiscal year ending on the Saturday that is closest to December 31 in the year in question.”

5.	Section 7., SERVICE, is amended so as to provide in its entirety as follows:

“Seller agrees to maintain a consignment inventory of product. Seller will maintain as Seller’s inventory, a maximum of 7,000 tons in Agreement Year 2004 and 3,500 tons in Agreement Year 2005. Seller will maintain an additional 500 tons of in-transit inventory if required to support Buyers’ Purchase Order due dates. For the Agreement year 2004, Buyer and Seller will review, on June 1, 2004, the anticipated Annual Volume and reset the consignment inventory maximum (including “tons in transit”) to be 10% of such anticipated Annual Volume. On October 1, 2004, Buyer and Seller will review the anticipated Annual Volume for the 2005 Agreement Year (currently 40,000 tons) and set the 2004 Year end consignment target to be 10% of the 2005 anticipated Annual Volume. Seller agrees to utilize Buyer’s leased warehouse space on Radio Road or other mutually agreed upon site for storage of the consignment inventory. Seller also agrees to be responsible for the monthly warehouse rental charges for the space utilized to manage this consignment inventory at a cost not to exceed Buyer’s leased space rate. Notwithstanding any other provision herein, Product within this inventory will be purchased by and title transferred to Buyer, either when withdrawn from said inventory, or, if not withdrawn, upon reaching 90 days in the consignment inventory.”

6.	Section 8., ORDER MINIMUMS, is amended so as to provide, in its entirety, as follows:

“Order minimums and run frequencies shall be as specified in Schedule 1 to this Agreement.”

7.	Section 9., TRIM, is amended so as to provide, in its entirety, as follows:

“All trim charges are established by grade for all grades listed on Schedule 2 of this agreement. Buyer, at time of order, will calculate all applicable trim charges and will adjust its Purchase Order for said adjustment per the charges in Schedule 2 of this Agreement.

8.	Section 10., PRICING, is amended so as to provide, in its entirety, as follows:

“Pricing is per Schedule 1, for Agreement Years 2004 and 2005.

9.	Section 11., CONTINUOUS COST REDUCTION, is deleted in its entirety; however, deletion of said section shall not result in or require the renumbering of the remaining sections of the Agreement .

10.	Section 12., QUALITY, is amended by changing the first sentence thereof so as to provide as follows:

“All products shall meet or exceed the quality specifications as described in Buyer’s basestock specification (including basestock finishing specifications) in effect on January 24, 2003 or thereafter adopted by mutual agreement of the parties.”

11.	Section 13., INTERFACES, is changed so as to provide, in its entirety, as follows:

“Issues related to pricing, terms, service issues and other matters arising hereunder shall be coordinated by Buyer’s—HQ Procurement Specialist (currently Ed Hammond) and Seller’s Vice President of Logistics and Information Technology (currently Dan Regal) or his or her designee.”

12.	Section 17, EXECUTION, is deleted in its entirety; however, deletion of said section shall not result in or require the renumbering of the remaining sections of the Agreement.

13.	A new Section, identified as “Section 31, Business Review,” is added, said new Section, to provide, in its entirety, as follows:

“Buyer and Seller agree to conduct a Strategic Business Review annually during the first calendar quarter of each year of this Agreement

14.	Schedules, Prior Amendments, and Implied Terms. Schedules 1 through 4 and 7 to the Agreement shall be and they are hereby cancelled and annulled for all purposes. The Schedules annexed to this Addendum, and identified as “Schedule 1,” “Schedule 2,” and “Schedule 3,” shall be and they are hereby incorporated herein by reference. Schedules 5 and 6 to the Agreement remain in full force and effect. References, in the Agreement, to Schedule 2 are hereby deemed amended so as to refer instead to annexed Schedule 1. All prior amendments to the Agreement, including that certain “Amendment of Basestock Supply Agreement Dated June 27, 2001,” shall be and they are hereby cancelled and annulled for all purposes. Sections of the Agreement that are not referenced in this Amendment shall be deemed amended, by implication, in order to give effect to the intention of the parties as set forth in this Amendment.

Except as otherwise provided herein, all terms and conditions of the Agreement shall be and remain in full force and effect.

	APPLETON PAPERS INC.	APPLETON COATED LLC

SIGNATURE:	/s/ Rick Fantini	/s/ Dan Regal

TITLE:	Vice President	VP Logistics & I.T.

DATE:	2/25/04	1-27-04

2004 Pricing / Making Master Breakout

SCHEDULE 1

ALL PRICES LISTED ARE PER HUNDRED WEIGHT PRICING

ALL GRADES REQUIRE 24 HOUR MINIMUM RUN LENGTH UNLESS MUTUALLY AGREED TO BETWEEN AC AND API

FOR 61.1, 43.3, AND 50.8 DULL GRADES WE WILL RUN A MINIMUM 12 HOUR RUN PER GRADE IN A 24 HOUR RUN SCHEDULE

ALL PRICES INCLUDE FREIGHT TO DESTINATION IN THE FOX VALLEY

Grade Description:	#6 PM MM#	#7 PM MM#	2004 /2005 Pricing:

Group #1 Grades Mfg’ed in 2003
26.2# White NSST	3132	9430	[ * ]
46.5# Wh OBA Ctg Base	—	8018
28.0# Wh Hi-Strength Base	—	8020
61.1# White OBA Base	—	8089
37.8# Wh Integra Ctg Base	8119	8395
30.2# CN PRCT	8386	8248
26.25# WH Hi-Strength	—	8452
26.2# CN ST Base	8025	8075
43.3# Dull Label Base	—	8457
31.1# WH THRML Fax	—	8081
34# WH OPAQUE Base	8467	8466
30.5# WH OPAQUE Base	9238	9643
34# WH OBA Base #7	—	8321
43.3# WH LBL Base	—	8907
61.1# WH NO OBA (DULL)	—	9774
50.8# WH NO OBA (DULL)	9980	9115
31.1# WH THRML FAX (CFS Back)	—	9750		Eff. 3/1/04

Grade Description:	#6 PM MM#	#7 PM MM#	2004 Pricing:

Group #2 Grades Mfg’ed Prior to 2003
33# WH ST CTG Base	8238	—	[ * ]
30.20 PK PRCT	8390	8264
26.8# Pink Superior	8296	—
26.8# Green Superior	8318	—
26.8# Gold Superior	8328	—
26.8# Blue Superior	8370	—
26.25# WH Histrgth HBNT NO OBA	—	8452
26.2# WH RST30 CTG Base	8065	—
30.9# WH RST30 Ctg Base	8066	—
27.1# PJK Premium Base	8103	—
26.8# Canary Superior Base	8276	—
26.8# WH Superior Base	—	—
26.8# WH For Sprint CFB Base	—	—
30.2# White For PRCT	8392	8245
38# WH OPAQUE Base	—	9268

Grade Description:	#6 PM MM#	#7 PM MM#	2004 Pricing:

Group 3 Grades Eliminated
26.25# WH CTG BS NO OBA	8031
29.9# WHT PRCT	8041
28.3# WH Ultimark	8077
27.1# CN PREM	8113
30.1# WH HI-BLK	8140
30.9# WH ST	8216
29.9# CAN PRECT	8387
30.2# WH PRECT	8392
29.9# OK PRECT	8394
39.5# WH ST	8420
29.9# CAN PRECT	8423
29.9# PK PRECT	8424
27.8# WH SCCB HI-STRGTH	9041
27.1# PK PRM HI-STRNGTH	9077
28.3# ULTMK HI-STRNGTH	9229
30.1# WH OPAQUE	9323
40# WH OPAQUE	9639
30.9# WH ST	9429
26.2# WH ST	9430
38.1# PREM PRECT WH	9455

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Appleton Ideas Basestock Trim Upcharge Guidelines

SCHEDULE 2

	Red denotes grades not on API’s list.				2002		2003		2004	2004	2004	2004 Trim Adjusted Pricing (Inches of Variance from 2002/2003 Weighted Average)
Product Family	MM	Mach	BW	Description	2002 Actual Trim	2002 Actual Tons	Actual Trim (thru SEP)	Actual Tons (thru SEP)	Average Trim Standard	$/Ton/ Inch Trim Penalty	Base Price	0”-1”	1”-2”	2”-3”	3”-4”	4”-5”	5”-6”	6”-7”	7”-8”	8”-9”	9”-10”
C	9572/8075	7	26.2	CAN ST Base	209.11	1,607	198.10	365	198.10	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
C	9563/8025	6	26.2	CAN ST Base	214.70	1,015	207.60	374	198.10
C	3132	6	26.2	WH ST BS-CM	211.24	797	216.43	340	216.43
C	9153/8452	7	26.25	WH Hbt Nonoba Histgth	214.59	4,412	217.91	4,005	217.91
C	8020	7	28	WH SCCB Base	201.77	2,408	199.15	1,848	199.15
C	8248	7	30.2	CAN Precoat Premium	213.00	1,765	0	0	213.00
C	8386	6	30.2	CAN Precoat Premium	217.20	588	213.76	2,680	213.76
C	8321	7	34	WH Base	212.04	189	213.11	192	213.11
C	8395	7	37.8	WH Integra Base	207.25	14	0	0	207.25
C	8119	6	37.8	WH Integra Base	217.73	538	219.31	792	219.31
C	8264	7	30.2	PK Precoat Premium	223.50	345	—	0	223.50
C	8390	6	30.2	PK Precoat Premium	213.00	732	—	0	213.00
C	8296	6	26.8	Pink	213.00	870	—	0	213.00
C	8318	6	26.8	Green	213.00	480	—	0	213.00
C	8328	6	26.8	Gold	213.00	538	—	0	213.00
C	8370	6	26.8	Blue	213.65	895	—	0	213.65
C	8065	6	26.2	Wh RST 30 Ctg Bs	215.51	160	—	0	215.51
C	8066	6	30.9	Wh RST 30 Ctg Bs	215.70	304	—	0	215.70
C	8103	6	27.1	Pink Premium	—	0	—	0	214.00
C	8276	6	26.8	Canary	—	0	—	0	214.00
C	8371	7	26.8	White	—	0	—	0	214.00
C	9078	7	26.8	Pink Histgth	—	0	—	0	214.00
C	8265	6	26.8	Wh For Sprint	—	0	—	0	214.00
C	8245	7	30.2	Wh Precoat	—	0	—	0	214.00
C	8238	6	33	White ST Base	220.50	127	—	0	220.50
O	9643	7	30.5	WH Opaque Base	221.00	8	218.83	4,669	218.83
O	9238/8891	6	30.5	WH Converter Base	218.04	2,143	216.73	2,811	216.73
O	9322/8467	6	34	WH Opaque Base	201.48	1,893	201.59	3,278	201.59
O	9641/8466	7	34	WH Opaque Base	198.68	533	202.71	2,173	202.71
O	9115	7	50.8	White Dull	—	0			206.00
O	9980	6	50.8	White Dull	—	0			206.00
T	8081	7	31.1	WH Thermal Fax Base	209.99	27,332	209.18	18,283	209.18
T	9857/8457	7	43.3	WH Label Base OBA	215.25	209	219.02	1,638	217.00
T	8907	7	43.3	WH Label Base OBA	219.09	21,604	217.57	16,485	217.57
T	8018	7	46.5	WH Ctg Base OBA	212.82	891	212.14	794	212.14
T	8018	7	46.5	WH Ctg Base OBA	212.82	3,106	212.14	3,403	212.14
T	8089	7	61.1	WH Base OBA	214.88	857	215.14	773	215.14
T	9750	7	31.1	New Back Coat (CFS Ctg)	—	0			210.00
T	8774	7	61.1	White Dull	—	0			215.00

SCHEDULE 3

PAYMENT TERMS

ACTUAL USAGE DATE	AC INVOICE DATE	API VOUCHER DATE	AC DUE DATE	API EFT DATE	AC RECEIPT OF CASH	BUSINESS DAYS
MON	MON	TUE	FRI	FRI	MON	5
TUE	TUE	WED	MON	FRI	MON	4
WED	WED	THU	TUE	FRI	MON	3
THU	THU	FRI	WED	TUE	WED	4
FR/SAT/SU	SUN	MON	THU	TUE	WED	3